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                                                                PRELIMINARY COPY

                           TRITON ENERGY CORPORATION
                    PROXY -- SPECIAL MEETING OF STOCKHOLDERS

    The undersigned hereby appoints Thomas G. Finck and Robert B. Holland, III, each with power to act without the other and with full power of substitution, as Proxies to represent and to vote, as designated on the reverse side, all stock of Triton Energy Corporation owned by the undersigned at the Special Meeting of Stockholders to be held at the offices of Triton Energy Corporation, 6688 North Central Expressway, 12th Floor, Dallas, Texas 75206, on Monday, March 25, 1996, 10:00 a.m., local time, upon such business as may properly come before the meeting or any adjournment thereof including the following as set forth on the reverse side.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER (AS DESCRIBED ON THE REVERSE SIDE) AND AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

            (Continued, and to be signed and dated, on reverse side)
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
           Please mark
           your copies
X          like this.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

1.   Adoption  of the  Agreement and  Plan of  2.  In their  discretion on any other  matter
    Merger  among  Triton  Energy Corporation  that may properly come before the meeting  or
    ("Triton"), Triton  Energy Limited and         any adjournment thereof.
    TEL Merger Corp. ("Sub") providing for the
    merger of Sub with and into Triton, as
    more fully described in the accompanying
    Proxy Statement/Joint Prospectus.

                 FOR  / /       AGAINST  / /       ABSTAIN  / /

                                        Please  date,  sign  exactly  as   shown
                                        hereon  and mail promptly  this proxy in
                                        the enclosed  envelope.  When  there  is
                                        more  than one owner,  each should sign.
                                        When signing as an attorney,
                                        administrator,  executor,  guardian   or
                                        trustee,  please add your title as such.
                                        If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.

                                        Signature___________________ Date_______

                                        Signature___________________ Date_______